UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2013
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 30, 2013, EMC Corporation (“EMC”) issued a press release announcing an expanded capital allocation strategy. The press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

EMC's Board of Directors increased its authorization to repurchase EMC common stock from $1 billion in 2013 to $6 billion over the three-year period ending December 31, 2015. Within this authorization, EMC expects to repurchase $3.5 billion of its common stock by the end of the second quarter of 2014; this amount includes the $500 million EMC has spent to date in 2013 on share repurchases.

Additionally, the EMC Board of Directors approved the payment of a quarterly cash dividend to EMC shareholders. A quarterly dividend of $0.10 per share of common stock will be paid on July 23, 2013 to shareholders of record as of the close of business on July 1, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release from EMC Corporation dated May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and
General Counsel

Date:    May 30, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release from EMC Corporation dated May 30, 2013